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                                                           Exhibit 3.33

               State of Arkansas--Office of the Secretary of State

                            CERTIFICATE OF AMENDMENT


The undersigned, pursuant to the Arkansas Business Corporation Act (Act 958 of
1987), sets forth the following:

1. The name of the corporation is FORT SMITH OFFICE SUPPLY, INC. and is duly organized, created and existing under and by virtue of the laws of the State of Arkansas.

2. The amendment to the Articles of Incorporation was adopted on September 25, 1998.

3. The Articles of Incorporation are amended as follows:

       See 1 in Addendum


4. If an amendment provides for an exchange, reclassification or cancellation of issued shares and such provisions are not contained in the amendment itself, state the provisions for the implementation.

       See 2 in Addendum


5. A. / / The amendment was adopted by the incorporators or board of directors of the corporation and no action by the shareholders was required to adopt the amendment.

OR

5. B. /x/ The amendment was approved by the shareholders   100  shares of
                                                       --------
                                                       (Number)
      Common   stock are outstanding.   100  votes are entitled to be cast by
--------------                       --------
each by each voting group entitled to vote separately on the amendment. The number of votes of each voting group indisputably represented at the meeting was
   100       shares voted in favor of the amendment and    0      shares voted
-----------                                            ----------
against the amendment. The number of shares voting in favor of the amendment was sufficient to adopt the amendment. (Elections to be governed by Act 958 of 1987 must be approved by at least two-thirds (2/3) of the shares of each outstanding class of corporate stock.)



                              /s/ Mark D. Director
                              ----------------------------------------
                               Signature

                                  Mark D. Director, Vice President
                               -----------------------------------
                               Title (Chairman of the Board, President, other officer, if directors have not been elected, an incorporator)


Filing Fee: $50
Fee with share exchange: $100

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                                    Addendum


         The articles of incorporation are amended and restated in their entirety as follows:

         FIRST: The name of the corporation is: US OFFICE PRODUCTS, MID-SOUTH DISTRICT, INC.

         SECOND: The aggregate number of shares which the corporation shall have the authority to issue is: 1,000 shares of common stock, without par value.

         THIRD: The registered office of this corporation shall be located at 425 West Capitol Avenue, Suite 1700, Little Rock, Arkansas 72201, and the name of the registered agent of this corporation at that address is The Corporation Company.

         FOURTH: The duration of the corporation shall be perpetual.

         SIXTH: The nature of the business of the corporation and the object or purpose proposed to be transacted, promoted or carried on by it are to conduct any business enterprise not contrary to law and to exercise all of the powers enumerated in Section 4-27-302 of the Arkansas Business Corporation Act.

2.

         Upon the effectiveness of this amendment, the 100 shares of Common Stock, par value $50.00 of the corporation (the "Old Stock"), that are issued and outstanding shall be converted into 1,000 issued shares of Common Stock, no par value, of the corporation (the "New Stock"), on the basis of ten shares of New Stock for each share of Old Stock.

         Upon the effectiveness of this amendment, holders of the issued shares of the Old Stock, upon surrendering certificates evidencing the issued shares of Old Stock for cancellation, shall be entitled to receive certificates for shares of the New Stock on the basis set forth above.